Exhibit 99.1

News Release
Contact:
Investor Relations
(281) 776-7575
ir@tailoredbrands.com

Julie MacMedan, VP, Investor Relations
Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS EXPANDS AND EXTENDS

ASSET-BASED REVOLVING CREDIT FACILITY

FREMONT, CA — October 26, 2017 — Tailored Brands, Inc. (NYSE: TLRD) today announced that it has amended its asset-based revolving credit facility ( the “ABL”), expanding availability to $550 million from $500 million and extending its maturity to October 2022 from June 2019.

Tailored Brands Chief Financial Officer Jack Calandra said, “Our amended credit agreement provides Tailored Brands an additional $50 million of financial flexibility at a lower cost and better maturity profile.”

The ABL includes a $100 million expansion feature and has an improved fee structure.  The ABL matures October 2022, subject to a springing maturity provision relative to the Company’s other outstanding debt.

JPMorgan Chase Bank, N.A. was the lead arranger and administrative agent, with Bank of America Merrill Lynch and Wells Fargo Capital Finance as joint lead arrangers and joint book runners for the syndicated credit facility.

About Tailored Brands

Tailored Brands, Inc. is a leading authority on helping men dress for work, special occasions and everyday life.  We serve our customers through an expansive omni-channel network that includes over 1,400 locations in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,  www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.mwcleaners.com, www.dimensions.co.uk, www.alexandra.co.uk. and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding its financial flexibility. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives, store rationalization plans, profit improvement plans, revenue enhancement strategies; the impact of the termination of our tuxedo rental license agreement with Macy’s; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies; advertising or marketing activities of competitors; and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.